Exhibit 99.1

United Online Reports Second-Quarter Results

•                  Content & Media Revenues Increase 29% and Expand to 38% of Total Revenues

•                  Record Quarterly Growth of 278,000 Content & Media Pay Accounts

•                  Consolidated Advertising Revenues Increase 32%

WOODLAND HILLS, Calif., AUGUST 7, 2007 — United Online, Inc. (Nasdaq:UNTD), a leading provider of consumer Internet and media services, today reported financial results for its second quarter ended June 30, 2007.

“United Online delivered another strong quarter, particularly in our growing Content & Media segment that now represents 38% of total revenues and nearly 55% of total pay accounts,” said Mark R. Goldston, chairman, president and chief executive officer.  “Content & Media revenues increased an impressive 13% sequentially, reflecting our second consecutive quarter of record growth in Content & Media pay accounts and continuing strong performance in advertising sales.”

“Our Communications segment continued to generate significant adjusted operating income before depreciation and amortization (OIBDA), highlighting the efficiency of our business model,” said Neil P. Edwards, Interim Chief Financial Officer.  “Our strong cash flow and operating profitability from both segments have enabled us to invest significantly in new growth initiatives while continuing to return cash to shareholders.”

Summary Results:
The following table summarizes key financial results for the second quarter ended June 30, 2007:

	(in millions, except per share and account figures)
Financial Highlights	Q2 2007	Q2 2006	% Change
Content & Media revenues	$49.7	$38.7	29%
Communications revenues	81.7	96.2	-15%
Consolidated revenues	$131.4	$134.9	-3%

GAAP operating income	$24.7	$22.3	11%
Adjusted OIBDA(1)	$36.3	$38.0	-4%

GAAP net income	$16.2	$11.6	40%
GAAP net income per diluted share	$0.23	$0.18	28%

Adjusted net income(2)	$19.4	$20.4	-5%
Adjusted net income per diluted share(2)	$0.27	$0.30	-10%

Change in total pay accounts(3)	+134,000	(97,000)

•                  Consolidated advertising revenues were $34.3 million, an increase of 32% versus the year-ago quarter.

•                  The year-over-year increase in Content & Media revenues reflects growth in advertising revenues and billable services revenues.  Adjusting for the MyPoints acquisition in April 2006, organic revenue growth in Content & Media was approximately 24 percent.

•                  GAAP net income in the 2007 second quarter reflects a 38% effective tax rate compared to a 50% effective tax rate for GAAP net income in the second quarter of 2006 due to the re-measurement of certain deferred tax assets in both periods which led to significant variability in the company’s effective tax rates.

•                  Pay accounts(3) and active accounts(3) totaled 5.1 million and 15.9 million, respectively, at June 30, 2007.

“Our investments in Content & Media continued to deliver solid results, as demonstrated by our growth of 278,000 Content & Media pay accounts during the second quarter,” Goldston said.  “Importantly, we continue to develop new features for our social networking members, including our recent launch of Classmates Dating and an enhanced Events and Reunions Center.”

Cash Flow, Balance Sheet and Dividend Highlights:

•                  United Online generated $35.8 million in cash flows from operations and $31.1 million in free cash flow(4) during the second quarter of 2007.

•                  Cash balances at June 30, 2007 increased to $191.4 million from $168.0 million at March  31, 2007, including cash, cash equivalents and short-term investments.

•                  During the second quarter of 2007, the company paid $14.4 million in dividends and repurchased $1.1 million in common stock (to satisfy tax withholding on vested restricted stock units).

•                  As previously announced, the company’s Board of Directors has declared a regular quarterly cash dividend of $0.20 for the tenth consecutive quarter.  The record date of the dividend is August 14, 2007, and the dividend is payable on August 31, 2007.

Second Quarter 2007 Segment Results:

Content & Media

	(in millions, except percentages)
Financial Highlights	Q2 2007	Q2 2006	% Change
Billable services revenues	$26.9	$21.7	24%
Advertising revenues	22.8	17.0	35%
Segment revenues	$49.7	$38.7	29%
% of consolidated revenues	37.8%	28.7%

Segment income from operations	$7.8	$7.4	7%
Segment adjusted OIBDA(1)	$8.2	$7.4	12%
as % of segment revenues(1)	16.6%	19.0%

•                  Content & Media pay accounts(3) increased by 278,000 during the second quarter to 2.8 million, almost entirely due to growth in social networking pay accounts.

•                  The segment represented 54.7% of total pay accounts(3) at June 30, 2007.

Communications:

	(in millions, except percentages)
Financial Highlights	Q2 2007	Q2 2006	% Change
Billable services revenues	$70.2	$87.2	-19%
Advertising revenues	11.5	9.1	26%
Segment revenues	$81.7	$96.2	-15%
% of consolidated revenues	62.2%	71.3%

Segment income from operations	$32.8	$35.6	-8%
Segment adjusted OIBDA(1)	$32.8	$35.6	-8%
as % of segment revenues(1)	40.1%	37.0%

•                  Communications pay accounts(3) declined by 144,000 to 2.3 million.

•                  The segment represented 45.3% of total pay accounts(3) at June 30, 2007.

•                  The increase in segment adjusted OIBDA as a percentage of segment revenues reflects the company’s focus on managing the Communications segment for profitability and cash flow.

Other:

•                  Other reconciling items (unallocated corporate expenses) to arrive at consolidated adjusted OIBDA(1) totaled ($4.7) million, versus ($4.9) million in the year-ago quarter.

Business Outlook:

The following forward-looking information includes certain projections made by management as of the date of this press release. United Online does not intend to revise or update this information and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected. Factors include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.” These and other factors are discussed in more detail in the company’s filings with the Securities and Exchange Commission. In addition, the stock-based compensation and weighted average diluted shares projections are based on estimated equity grants for 2007, and actual grants could vary significantly from those currently estimated.

Below is the company’s guidance for the September 2007 quarter and the year ending December 31, 2007 (in millions):

	Q3 2007	2007	Prior 2007 Estimate
Revenues	$124.0 — $128.0	$512.0 — $520.0	$510.0 — $520.0

Operating income	$20.1 — $22.1	$90.1 — $94.1	$86.2 — $90.2
Depreciation	5.3	20.7	18.5
Amortization	3.1	12.8	12.8
Stock-based compensation	6.0	19.0	24.5
Restructuring charges	—	0.4	1.0

Adjusted OIBDA(1)	$34.5 — $36.5	$143.0 — $147.0	$143.0 — $147.0

Weighted average diluted shares	71.0 — 72.0	70.5 — 71.5	70.5 — 71.5

(1) Adjusted operating income before depreciation and amortization (adjusted OIBDA) is defined by the company as operating income before depreciation; amortization; stock-based compensation; restructuring charges; and impairment of goodwill, intangible assets and long-lived assets.  Management believes that because adjusted OIBDA excludes (1) certain non-cash expenses (such as depreciation, amortization, stock-based compensation and impairment of goodwill, intangible assets and long-lived assets); and (2) expenses that are not reflective of the company’s core operating results over time, this measure provides investors with additional useful information to measure the company’s performance, particularly with respect to changes in performance from period to period.  Management uses adjusted OIBDA to measure the company’s performance.  The company’s board of directors uses this measure in determining certain compensation incentives for certain members of the company’s management.  Adjusted OIBDA is not determined in accordance with accounting principles generally accepted in the United States of America (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the company’s business.  Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures and purchase accounting.  An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the company’s workforce.  Management compensates for this limitation by providing supplemental information about stock compensation expense on the face of the consolidated statements of operations.  A further limitation associated with the use of this measure is that it does not reflect the costs of restructuring charges and impairment charges.  Management compensates for this limitation by providing information about restructuring charges and impairment charges.  Management does not believe any of these limitations are material, particularly when such measure is disclosed with its most comparable GAAP financial measure, operating income.  A reconciliation to operating income is provided in the accompanying tables.

Adjusted OIBDA for each of the company’s segments is defined by the company as segment income from operations as set forth in the company’s Form 10-Ks and Form 10-Qs before restructuring charges and impairment of goodwill, intangible assets and long-lived assets. Management believes that because segment adjusted OIBDA and segment adjusted OIBDA as a percentage of such segment’s revenues exclude certain non-cash expenses and expenses that are not reflective of the segment’s core operating results over time, these measures provide investors with additional useful information to measure the company’s segment performance, particularly with respect to changes in performance from period to period.  Segment adjusted OIBDA and segment adjusted OIBDA as a percentage of such segment’s revenues are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  A limitation associated with the use of these measures is that they do not reflect the costs of restructuring charges and impairment charges related to an operating segment.  Management compensates for this limitation by providing information about restructuring charges and impairment charges by segment.  Management does not believe this limitation is material, particularly when such measure is disclosed with its most comparable GAAP financial measure, segment income from operations.  A reconciliation to segment income from operations is provided in the accompanying tables.

(2) Adjusted net income is defined by the company as net income before the after-tax effect of amortization of intangible assets; stock-based compensation; restructuring charges; impairment of goodwill, intangible assets and long-lived assets; and the cumulative effect of a change in accounting principle as a result of the adoption of FAS 123R, and the re-measurement of certain deferred tax assets.  Management believes that adjusted net income and adjusted net income per diluted share provide investors with additional useful information to measure the company’s financial performance, particularly from period to period, because these measures are exclusive of (1) certain non-cash expenses (such as amortization, stock-based compensation and impairment of goodwill, intangible assets and long-lived assets) and (2) expenses that are not reflective of the company’s core results over time.  Management also uses adjusted net income and adjusted net income per diluted share for this purpose.  Adjusted net income and adjusted net income per diluted share are not determined in accordance with accounting principles generally accepted in the United States of America (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  The limitations of adjusted net income and adjusted net income per diluted share are that, similar to adjusted OIBDA, they do not include certain costs, and the terms adjusted net income and adjusted net income per diluted share do not have standardized meanings.  Therefore, other companies may use the same or similarly named measures but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies in the same industry.  Management compensates for this limitation by presenting the most comparable GAAP measure, net income and net income per diluted share, directly ahead of adjusted net income and adjusted net income per diluted share in this earnings release and by providing a reconciliation that shows and describes the adjustments made.  Management does not believe these limitations are material, particularly when such measures are disclosed with the most comparable GAAP financial measure, net income and net income per diluted share.  Reconciliations to net income and net income per diluted share are provided in the accompanying tables.

(3) A pay account represents a unique billing relationship with a customer who subscribes to one or more of the company’s services.   A pay account does not equate to a unique subscriber since one subscriber could have several pay accounts.  Active accounts are defined as all free access, social networking (including Classmates International free accounts but excluding The

Names Database free accounts) and email users that logged on to our services at least once during the preceding 31 days, together with all pay accounts.  Additionally, active accounts include the number of MyPoints members who earned points or spent points within the preceding 90 days.  In anticipation of the previously announced curtailment of our photo sharing and VoIP services, the company has excluded the free accounts associated with these services from our active accounts reporting at June 30, 2007.  In addition, to better reflect the activity level of our membership base, we have updated our active accounts definition to include Classmates International free accounts and exclude The Names Database and Web hosting free accounts.

(4) Free cash flow is defined by the company as net cash provided by operating activities, less capital expenditures and including the excess tax benefits from stock-based compensation and cash paid for restructuring charges.  Management believes that this measure of free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets.   This measure is used by management, and may also be useful for investors, to assess the company’s ability to pay its quarterly dividend, repay debt obligations, generate cash flow for a variety of strategic opportunities, including reinvestment in the business, and effect potential acquisitions and share repurchases.  Free cash flow is not determined in accordance with accounting principles generally accepted in the United States of America (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  The limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period.  Management does not believe that this is a material limitation, particularly when such measure is disclosed with its most comparable GAAP financial measure, net cash provided by operating activities.  A reconciliation to net cash provided by operating activities is provided in the accompanying tables.

Conference Call

United Online will host a conference call today at 2:00 p.m. PDT (5:00 p.m. EDT) to discuss its quarterly results. A live Web cast of the call can be accessed through the Investors section of the company’s Web site at www.unitedonline.com. A recording of the call will be available on the site for seven days.

About United Online

United Online, Inc. (Nasdaq:UNTD) is a leading provider of consumer Internet and media services. The company’s Content & Media services include social networking (Classmates) and online loyalty marketing (MyPoints). Its Communications services include Internet access (NetZero, Juno) and email. United Online is headquartered in Woodland Hills, CA, with offices in New York, NY; Fort Lee, NJ; Renton, WA; San Francisco, CA; Schaumburg, IL; Orem, UT; Erlangen, Germany; and Hyderabad, India. For more information about United Online, please visit www.unitedonline.com.

Cautionary Information Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Statements containing words such as “guidance,” “may,” “believe,” “will,” “expect,” “project,” “projections,” “business outlook” and “estimate” or similar expressions constitute forward-looking statements. These statements include, without limitation, expectations regarding future financial performance; weighted average diluted shares; depreciation and amortization; stock-based compensation and restructuring charges. Any such forward-looking statements are not guarantees of future performance or results, and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted and reported results should not be considered an indication of future performance. Potential risks and uncertainties include, among others: the effect of competition, including adoption of broadband services and changes in the company’s pricing or competitors’ pricing, and the use of promotional offers to acquire or retain subscribers; the company’s inability to retain its existing subscribers and the rate at which new subscribers sign up for the company’s services; changes in pay accounts and the mix of pay accounts; the effects of changes in marketing expenditures or shifts in marketing expenditures to support existing and new products and services; the effects of seasonality; changes in Internet usage; changes in the projected number of weighted average diluted shares due to the issuance of stock, restricted stock units and stock options, stock repurchases, fluctuations in the company’s stock price or other factors; changes in stock-based compensation; changes in the projected amortization and depreciation figures due to capital spending or other factors; potential impairment of goodwill and intangibles; that the company will incur additional restructuring charges or currently anticipated restructuring charges will be greater than anticipated; risks associated with the commercialization of new services; changes in tax laws, the company’s business or other factors that would impact anticipated tax benefits; changes in usage by subscribers, additional telecommunications costs or other factors negatively impacting the company’s cost of revenue; changes in active accounts; the company’s inability to maintain, renew, or enter into new agreements with telecommunications providers on attractive terms; the company’s ability to successfully integrate acquisitions; problems associated with the company’s billing systems; the company’s inability to retain key customers and key personnel; technological problems or developments; risks associated with litigation; and governmental regulation. From time to time, the company considers acquisitions or divestitures that, if consummated, could be material. Forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods. If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements. More information about potential factors that could affect the company’s business and financial results is included in the company’s annual and quarterly reports filed with the Securities and Exchange Commission (http://www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.”

CONTACT:  United Online, Inc.

Press:
Scott Matulis
  818-287-3388
pr@untd.com

Investors:
Erik Randerson, CFA
  818-287-3350
investor@untd.com

UNITED ONLINE, INC.
Unaudited Consolidated Statements of Operations
(in thousands, except per share amounts)

	Quarter Ended June 30,
	2007	2006
Revenues	$131,417	$134,900
Operating expenses:
Cost of revenues(a)	30,409	31,146
Sales and marketing(a)	42,712	46,137
Product development(a)	13,065	13,385
General and administrative(a)	16,900	17,422
Amortization of intangible assets	3,204	4,552
Restructuring charges	394	—
Total operating expenses	106,684	112,642
Operating income	24,733	22,258
Interest and other income, net	1,881	1,354
Interest expense	(372)	(411)
Income before income taxes	26,242	23,201
Provision for income taxes	10,034	11,616
Net income	$16,208	$11,585
Basic net income per share	$0.24	$0.18
Diluted net income per share	$0.23	$0.18
Shares used to calculate basic net income per share	66,685	63,782
Shares used to calculate diluted net income per share	69,351	65,955
Shares outstanding at end of period	67,462	64,835

(a) Stock-based compensation was allocated as follows:

Cost of revenues	$254	$256
Sales and marketing	943	1,072
Product development	1,211	1,645
General and administrative	366	2,891
Total stock-based compensation	$2,774	$5,864

UNITED ONLINE, INC.
Reconciliation of Non-GAAP Financial Data
(in thousands)

Reconciliation of Operating Income to Adjusted Operating Income Before Depreciation and Amortization(1)

	Quarter Ended June 30,
	2007	2006
Operating income	$24,733	$22,258
Depreciation	5,234	5,345
Amortization	3,204	4,552
Operating income before depreciation and amortization	33,171	32,155
Stock-based compensation	2,774	5,864
Restructuring charges	394	—
Adjusted operating income before depreciation and amortization	$36,339	$38,019

Reconciliation of Segment Income from Operations to Adjusted OIBDA(1)

	Quarter Ended June 30,
	2007	2006
Content & Media:
Segment income from operations	$7,844	$7,357
Restructuring charges	394	—
Adjusted operating income before depreciation and amortization	$8,238	$7,357

Communications:
Segment income from operations	$32,787	$35,574
Restructuring charges	—	—
Adjusted operating income before depreciation and amortization	$32,787	$35,574

UNITED ONLINE, INC.
Reconciliation of Net Income to Adjusted Net Income(2)
(in thousands, except per share amounts)

	Quarter Ended June 30,
	2007	2006
Net income	$16,208	$11,585
Add (deduct):
Stock-based compensation	2,774	5,864
Amortization of intangible assets	3,204	4,552
Restructuring charges	394	—
	22,580	22,001
Income tax effect of adjusting entries	(2,483)	(2,938)
Re-measurement of certain deferred tax assets	(658)	1,319
Adjusted net income	$19,439	$20,382
Adjusted basic net income per share	$0.29	$0.32
Adjusted net income per diluted share	$0.27	$0.30
Shares used to calculate adjusted basic net income per share	66,685	63,782
Shares used to calculate adjusted net income per diluted share(a)	70,873	67,029

(a)                  Includes the adjustment of shares used to calculate net income per diluted share resulting from the elimination of stock-based compensation.

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Balance Sheets
 (in thousands)

	June 30,	December 31,
	2007	2006
ASSETS
Cash, cash equivalents and short-term investments	$191,401	$162,362
Accounts receivable, net	30,259	32,226
Deferred tax assets, net	71,068	71,360
Property and equipment, net	36,803	34,296
Goodwill and intangible assets, net	179,679	186,671
Other assets	20,428	16,104
Total assets	$529,638	$503,019
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$43,523	$36,550
Accrued liabilities	27,711	39,547
Member redemption liability	22,817	19,989
Deferred revenue	65,639	56,348
Capital leases	22	30
Other liabilities	4,765	3,589
Total liabilities	164,477	156,053
Stockholders’ equity	365,161	346,966
Total liabilities and stockholders’ equity	$529,638	$503,019

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Quarter Ended June 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$16,208	$11,585
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and stock-based compensation	11,212	15,761
Provision for doubtful accounts	1,299	(58)
Deferred taxes and other	1,250	1,986
Tax benefits from stock-based compensation	2,541	1,697
Excess tax benefits from stock-based compensation	(1,665)	(1,169)
Change in operating assets and liabilities (excluding the effects of acquisitions):
Accounts receivable	(819)	581
Other assets	(3,264)	2,228
Accounts payable and accrued liabilities	3,412	6,186
Member redemption liability	1,636	870
Deferred revenue	4,046	(970)
Other liabilities	(16)	(48)
Net cash provided by operating activities	35,840	38,649
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(6,766)	(6,892)
Purchases of short-term investments	(85,014)	(56,188)
Proceeds from maturities and sales of short-term investments	64,541	83,001
Cash paid for acquisitions, net of cash acquired	—	(49,538)
Proceeds from sales of assets, net	7	—
Net cash used for investing activities	(27,232)	(29,617)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on capital leases	(4)	(96)
Proceeds from exercises of stock options	4,954	2,415
Proceeds from employee stock purchase plan	3,485	2,965
Repurchases of common stock	(1,125)	(314)
Payments for dividends	(14,447)	(13,374)
Excess tax benefits from stock-based compensation	1,665	1,169
Net cash used for financing activities	(5,472)	(7,235)
Effect of exchange rate changes on cash and cash equivalents	(23)	(4)
Change in cash and cash equivalents	3,113	1,793
Cash and cash equivalents, beginning of period	16,585	22,569
Cash and cash equivalents, end of period	$19,698	$24,362

UNITED ONLINE, INC.
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow(4)
(in thousands)

	Quarter Ended June 30,
	2007	2006
Free Cash Flow
Net cash provided by operating activities	$35,840	$38,649
Add (deduct):
Capital expenditures	(6,766)	(6,892)
Excess tax benefits from stock-based compensation(a)	1,665	1,169
Cash paid for restructuring charges	394	—
Free cash flow	$31,133	$32,926

(a)                  In accordance with FAS 123R, certain tax benefits from exercised stock options that were previously reflected in the operating section of the statement of cash flows are now presented in the financing section.

UNITED ONLINE, INC.
Supplemental Schedule of Segment Information
(in thousands)

	Quarter Ended June 30, 2007
	Content & Media	Communications	Unallocated Corporate Expenses	Total
Billable services	$26,905	$70,220	$—	$97,125
Advertising	22,807	11,485	—	34,292
Total revenues	49,712	81,705	—	131,417
Operating expenses:
Cost of revenue	10,963	19,192	254	30,409
Sales and marketing	21,044	20,725	943	42,712
Product development	4,336	7,518	1,211	13,065
General and administrative	7,298	4,475	5,127	16,900
Amortization of intangible assets	2,989	215	—	3,204
Restructuring charges	394	—	—	394
Total operating expenses	47,024	52,125	7,535	106,684
Operating income (loss)	2,688	29,580	(7,535)	24,733
Depreciation	2,167	2,992	75	5,234
Amortization	2,989	215	—	3,204
Operating income before depreciation and amortization	7,844	32,787	(7,460)	33,171
Stock-based compensation	—	—	2,774	2,774
Restructuring charges	394	—	—	394
Adjusted operating income before depreciation and amortization	$8,238	$32,787	$(4,686)	$36,339

	Quarter Ended June 30, 2006
	Content & Media	Communications	Unallocated Corporate Expenses	Total
Billable services	$21,697	$87,161	$—	$108,858
Advertising	16,955	9,087	—	26,042
Total revenues	38,652	96,248	—	134,900
Operating expenses:
Cost of revenue	8,522	22,368	256	31,146
Sales and marketing	16,840	28,225	1,072	46,137
Product development	3,589	8,151	1,645	13,385
General and administrative	4,735	4,884	7,803	17,422
Amortization of intangible assets	3,868	684	—	4,552
Total operating expenses	37,554	64,312	10,776	112,642
Operating income (loss)	1,098	31,936	(10,776)	22,258
Depreciation	2,391	2,954	—	5,345
Amortization	3,868	684	—	4,552
Operating income before depreciation and amortization	7,357	35,574	(10,776)	32,155
Stock-based compensation	—	—	5,864	5,864
Adjusted operating income before depreciation and amortization	$7,357	$35,574	$(4,912)	$38,019

UNITED ONLINE, INC.
Selected Quarterly Historical Financial Data and Key Metrics(a)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2007	2007	2006	2006	2006
Revenues (in thousands):
Content & Media	$49,712	$44,175	$43,592	$37,483	$38,652
Communications	81,705	85,676	87,194	92,153	96,248
Total	$131,417	$129,851	$130,786	$129,636	$134,900
Net income (in thousands)	$16,208	$13,028	$4,559	$13,436	$11,585
Net income per diluted share	$0.23	$0.19	$0.07	$0.20	$0.18
Pay accounts(3) (in thousands)	5,118	4,984	4,854	4,912	4,996
Active accounts(3)(b) (in millions)	15.9	20.1	20.1	20.8	20.7
Number of employees at end of period	985	1,008	1,006	1,023	1,016

(a)                  More information on the financial results for these quarters can be found in the company’s filings with the Securities and Exchange Commission.

(b)                 In anticipation of the previously-announced curtailment of photo sharing and VoIP services, the company has excluded the free accounts associated with these services from  active accounts reporting at June 30, 2007.  The company has also updated its active accounts definition to include Classmates International free accounts and exclude The Names Database and Web hosting free accounts.

UNITED ONLINE, INC.
Analysis of Pay Accounts(3)
(in thousands)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2007	2007	2006	2006	2006
Content & Media(a)
Social networking	2,710	2,433	2,169	2,079	2,029
Other	88	87	86	85	81
Total	2,798	2,520	2,255	2,164	2,110
Communications(b)
Access	2,016	2,158	2,282	2,425	2,556
Other	304	306	317	323	330
Total	2,320	2,464	2,599	2,748	2,886
Total pay accounts(3)	5,118	4,984	4,854	4,912	4,996

(a) Content & Media includes social networking, Web hosting and photo sharing.

(b) Communications includes Internet access, VoIP, premium content, premium email and security suite.